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                            SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of TS&W / Claymore Tax-Advantaged Balanced Fund (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Report on Form N-CSR for the period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  9/03/04

/s/ Nicholas Dalmaso
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Name:   Nicholas Dalmaso
Title:  Chief Legal and Executive Officer


/s/ Steven M. Hill
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Name:   Steven M. Hill
Title:  Treasurer and Chief Financial Officer